UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2011 (November 18, 2011)

III to I Maritime Partners Cayman I, L.P.
(Exact name of Registrant as specified in its charter)

Cayman Islands	000-53656	98-0516465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5580 Peterson Lane Suite 155 Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 392-5400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                      Triggering Events that Accelerate or Increase a Direct Financial Obligation

In accordance with the Securities and Exchange Commission’s (“SEC”) “Plain English” guidelines, this Current Report on Form 8-K (this “Form 8-K”) has been written in the first person.  In this document, the words “we,” “our,” “ours” and “us” refer only to III to I Maritime Partners Cayman I, L.P. and its consolidated subsidiaries or to III to I Maritime Partners Cayman I, L.P. or an individual subsidiary and not to any other person.

On November 18, 2011, we received notice from ATL Offshore GmbH (“ATL Offshore”) of capital calls in the aggregate amount of approximately $21,199,321 (EUR 15,730,000) with respect to the five German Kommanditgesellschafts (German limited partnerships) in which we have invested through our subsidiary, Suresh Capital Maritime Partners Germany GmbH (our “German Subsidiary”). Each of the German limited partnerships owns one anchor handling tug and supply vessel.  The vessels owned by the German limited partnerships are the UOS Atlantis, UOS Challenger, UOS Endeavour, UOS Freedom and UOS Liberty.  ATL Offshore is the personally liable partner for each of the German limited partnerships.

The capital calls represent all uncontributed capital with respect to four of the German limited partnerships, and a portion thereof with respect to one of the German limited partnerships, pursuant to each of the Company Agreements of the German limited partnerships (the “Company Agreements”).  The capital calls are due November 25, 2011.  In the event we do not pay the capital contribution within four weeks of the due date, ATL Offshore may be entitled to agree with our German Subsidiary on the termination of its participation in the German limited partnerships or expel us from the German limited partnerships.

We believe these capital calls result from an ongoing disagreement between us and the Hartmann Group about the future of our AHTS vessels and those of our affiliate, FLTC Fund I. Through its affiliates, the Hartmann Group has been our partner with respect to our investment in the AHTS vessels. The Hartmann Group controls ATL Offshore.  The Hartmann Group also controls Hartmann Offshore GmbH & Co., KG (“Hartmann Offshore”), which manages the operations of our AHTS vessels. We believe that the Hartmann Group has proven incapable of profitably managing our AHTS vessels. As a result, we have proposed to the Hartmann Group that we sever our relationship and split the AHTS vessels between ourselves, FLTC Fund I and the Hartmann Group so that we and FLTC Fund I can arrange new management for our AHTS vessels.

We have concluded that our partnership with the Hartmann Group has been unsuccessful because the Hartmann Group has been unable to manage the operations of our AHTS vessels profitably.  With our AHTS vessels under the management of the Hartmann Group, we have suffered operating losses over $23,000,000 from inception through December 31, 2010.  Our total consolidated losses from inception through December 31, 2010, including those of our non-controlling interest holders, and including interest expense on our loans and interest expense related to the interest rate swaps, as well as fluctuations in the value of our interest rate swaps, total over $63,000,000.

In connection with our concerns regarding the management of our AHTS vessels by the Hartmann Group, we have had discussions with other potential operators that are experienced in management of vessels similar to our AHTS vessels. We believe that a more experienced operator will be able to operate our AHTS vessels profitably.  To that end, we have presented what we believe to be an equitable offer to Hartmann to split the fleet equally between us, given that the relative capital contributions between ourselves and FLTC Fund I are roughly equivalent to those of the Hartmann Group.  Our offer includes repayment of approximately 50% of loans made to the German limited partnerships by the Hartmann Group, and repayment or restructuring of the loan from Norddeutsche Landesbank Girozentrale, a German bank (“Nord/LB”) through which the acquisition of the vessels was financed related to the six German limited partnerships that we have proposed be retained by us, which include those vessels working in Brazil where our operating expenses are high and charter rates do not fully compensate for the increased costs.

The Hartmann Group has refused our request to sever our relationship on an equitable basis as we have proposed. They have proposed to split the fleet of AHTS vessels on terms that fail to fairly credit us or FLTC Fund I for the approximately $95,000,000 we and FLTC Fund I have invested in the German limited partnerships.

Proposed Deferral Agreement
Acquisition financing for the AHTS vessels was provided by Nord/LB. The financing provided by Nord/LB is guaranteed by SACE, SpA, an affiliate of the Italian government (“SACE”). The German limited partnerships have been in default under the Nord/LB financing since the political unrest in Egypt resulted in an interruption of payments with respect to several of our AHTS vessels in March 2011. In connection with this default, the Hartmann Group has negotiated a proposed Deferral Agreement that provides for a deferral of principal payments for 18 months starting in March of 2011.  The deferred payments are paid by increasing the principal payments due under the Nord/LB financing by an average of 150% during 2014, 2015 and 2016, with quarterly payments for each vessel having an average increase from $984,031 (EUR 730,156) to $1,476,047 (EUR 1,095,234).

Based on the past operations of our AHTS vessels by the Hartmann Group, we believe that the German limited partnerships will be unable to meet their obligations under the proposed Deferral Agreement. As a result, the German limited partnerships will default on their obligations under the Nord/LB financing within two years, causing an additional loss of equity over and above our losses through December 31, 2010 of approximately $63,000,000.  We base this analysis upon the lack of profitability of our past operations, the terms of the deferral agreement, the terms of our current charters, and the operating costs of our AHTS vessels, particularly in Brazil. As a result of these operating losses, since our cessation of principal payments under the Nord/LB financing in March 2011, the German limited partnerships failed to make principal payments that total in excess of $23,000,000 (EUR 17,500,000), yet have only accumulated approximately EUR 5,000,000 in cash working capital.

Therefore, IMS and FLTC Fund I, through their respective German subsidiaries, have directed Hartmann not to accept the proposed Deferral Agreement.

The Hartmann Group has informed us that their affiliate ATL Offshore, as the personally liable partner of the German limited partnerships, has the authority to execute the proposed Deferral Agreement despite our clear instructions to the contrary. We have informed the Hartmann Group and Nord/LB that we and FLTC Fund I will take all available legal action to enforce our rights under the Company Agreements of the German limited partnerships. Although we will continue to work with the Hartmann Group to resolve our disagreements regarding the future of our AHTS vessels, we currently anticipate that we will be required to take legal action to protect our investors. We believe that the management inadequacies demonstrated by the Hartmann Group will result in the loss of any additional capital that we contribute to the German limited partnerships so long as our AHTS vessels continue to be managed by the Hartmann Group. As a result, we are determined to take all available efforts to obtain more capable management for our AHTS vessels. However, we cannot assure our investors that we will be successful in our efforts to obtain better management for our AHTS vessels and restructure the related indebtedness.

Note Regarding Currency Conversion
Our functional currency is the U.S. dollar.  However, the functional currency of our AHTS SPVs is the Euro.  All amounts are stated in U.S. dollars (“USD”), and where the amount relates to an AHTS SPV, the amount has been translated to Euros (“EUR”) following the USD amount.  Amounts related to future payments which are payable in EUR have been stated in USD and translated using the exchange rate as of November 18, 2011.  Amounts shown in narrative statements related to payments made in the past have been translated using the exchange rate on the date the transaction occurred.

Forward-Looking Statements
Certain statements contained or incorporated by reference in this Form 8-K including without limitation statements containing the words “believe,” “anticipate,” “attainable,” “forecast,” “will,” “may,” “expect(ation),” “envision,” “project,” “budget,” “objective,” “goal,” “target(ing),” “estimate,” “could,” “should,” “would,” “conceivable,” “intend,” “possible,” “prospects,” “foresee,” “look(ing) for,” “look to,” and words of similar import, are forward-looking statements within the meaning of the federal securities laws.  Forward-looking statements appear in a number of places and include statements with respect to, among other things:

- forecasts about our ability to make cash distributions on the units;
- planned capital expenditures and availability of capital resources to fund capital expenditures;

- future supply of, and demand for, products that will be shipped, supplied or otherwise supported by our vessels;
- expected demand in the maritime shipping industry in general and for our vessels in particular;
- our ability to maximize the use of our vessels;
- estimated future capital maintenance expenditures;
- the absence of future disputes;
- increasing emphasis on environmental and safety concerns;
- our future financial condition or results of operations and our future revenues and expenses;
- our business strategy and other plans and objectives for future operations; and
- any statements contained herein that are not statements of historical fact.

These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions.  Accordingly, our actual results or performance may differ significantly, positively or negatively, from forward-looking statements.  Unanticipated events and circumstances are likely to occur.  Important factors that could cause our actual results of operations or financial condition to differ include, but are not limited to:

- inability to raise sufficient capital;
- fluctuations in charter rates or operating expenses;
- insufficient cash or losses from operations;
- inability to achieve or maintain sufficient utilization of our vessels to cover debt service payments and operating expenses;
- intense competition in the anchor handling tug supply ship or multipurpose bulk carrier industries;
- the occurrence of marine accidents or other hazards;
- fluctuations in currency exchange rates and/or interest rates;
- delays or cost overruns in the construction of new vessels;
- changes in international trade agreements;
- adverse developments in the marine transportation business; and
- other financial, operational and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings, including those set forth in our Annual Statement on Form 10-K for the year ended December 31, 2010, under Item 1A. Risk Factors.

All forward-looking statements included in this Form 8-K and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

III to I Maritime Partners Cayman I, L.P.
(Registrant)

	By:	III to I International Maritime Solutions Cayman, Inc.
Its General Partner
	By:	/s/ Michelle K. Baird
Michelle K. Baird
Director and Chief Financial Officer
(Duly authorized to sign this report on behalf of the Registrant)
Date: November 25, 2011